Exhibit 99.1

STRYKER REPORTS FIRST QUARTER 2018 OPERATING RESULTS

•	Reported net sales increased 9.7% to $3.2 billion

•	Organic net sales increased 7.0% despite one less selling day

•	Reported operating income margin of 18.2%

•	Adjusted operating income margin(2) expanded 70 bps (50 bps excluding ASC 606(1)) to 25.0%

•	Reported EPS decreased 0.9% to $1.16

•	Adjusted EPS(3) increased 13.5% to $1.68, exceeding high end of guidance range
Kalamazoo, Michigan - April 26, 2018 - Stryker Corporation (NYSE:SYK) reported operating results for the first quarter of 2018:
First Quarter Highlights

	2018 Net Sales Growth Overview
	Reported	Excluding ASC 606 Adoption(1)	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	7.1%	7.7%	3.0%	4.7%	—	4.7%
Medsurg	9.3	11.1	2.0	9.1	1.3	7.8
Neurotechnology and Spine	16.1	16.7	3.2	13.5	3.4	10.1
Total	9.7%	10.7%	2.5%	8.2%	1.2%	7.0%
"We had an excellent start to 2018 with strong organic sales growth, operating margin and adjusted EPS in the first quarter," said Kevin A. Lobo, Chairman and Chief Executive Officer. "Our balanced results across businesses and regions position us well for continued positive momentum, as evidenced by our raised guidance."

Sales Analysis (percentages exclude ASC 606(1) adoption impact)
Consolidated net sales of $3.2 billion increased 10.7% in the quarter and 8.2% in constant currency. Organic net sales increased 7.0% in the quarter including 8.6% from increased unit volume partially offset by 1.6% from lower prices.
Orthopaedics net sales of $1.2 billion increased 7.7% in the quarter and 4.7% in constant currency. Organic net sales increased 4.7% in the quarter including 6.9% from increased unit volume partially offset by 2.2% from lower prices.
MedSurg net sales of $1.4 billion increased 11.1% in the quarter and 9.1% in constant currency. Organic net sales increased 7.8% in the quarter including 8.3% from increased unit volume partially offset by 0.5% from lower prices.
Neurotechnology and Spine net sales of $0.6 billion increased 16.7% in the quarter and 13.5% in constant currency. Organic net sales increased 10.1% in the quarter including 13.1% from increased unit volume partially offset by 3.0% from lower prices.
Earnings Analysis
Reported net earnings of $443 million decreased 0.2% in the quarter. Reported net earnings per diluted share of $1.16 decreased 0.9% in the quarter. Reported net earnings include certain items, including charges for the amortization of purchased intangible assets, other acquisition and integration-related charges, restructuring-related and other charges, Rejuvenate and other recall-related matters, regulatory and legal matters, tax matters and certain other charges. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the reconciliation of GAAP to non-GAAP financial measures. Excluding the aforementioned items increases gross profit margin from 65.9% to 66.3% in the quarter and increases operating income margin from 18.2% to 25.0%(2), including a 20 basis point favorable impact related to the adoption of the new revenue recognition standard(1). Excluding the impact of the items described above, adjusted net earnings(4) of $638 million increased 13.9% in the quarter. Adjusted net earnings per diluted share(3) of $1.68 increased 13.5% in the quarter.
2018 Outlook
Based on our year-to-date performance, we now expect 2018 organic net sales growth, which excludes the impact related to adoption of the new revenue recognition standard(1), to be in the range of 6.5% to 7.0% and expect adjusted net earnings per diluted share(5) to be in the range of $7.18 to $7.25. In 2018 our calculation of organic net sales growth excludes the impact of adopting ASC 606(1), which includes primarily the reclassification of costs previously reported within selling expenses to a reduction of sales, which for 2017 was approximately $112 million ($28 million per quarter). For the second quarter we expect adjusted net earnings per diluted share to be in the range of $1.70 to $1.75. If foreign currency exchange rates hold near current levels, we expect net sales in the second quarter and full year will be positively impacted by approximately 2.3% and net earnings per diluted share will be positively impacted by approximately $0.02 in the second quarter and $0.08 in the full year.
(1) Consistent with previous press releases and financial disclosures, we adopted Accounting Standards Update 2014-09, Revenue From Contracts with Customers, as well as related amendments (ASC 606), issued by the Financial Accounting Standards Board on a modified retrospective basis, effective January 1, 2018. The impact of the adoption of ASC 606 related primarily to the reclassification of certain costs previously presented as selling, general and administrative expenses to net sales.
(2) A reconciliation of operating income to adjusted operating income, a non-GAAP financial measure, and other important information accompanies this press release.

(3) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information accompanies this press release.
(4) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information accompanies this press release.
(5) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the second quarter and full year and other important information accompanies this press release.
Conference Call on Thursday, April 26, 2018
As previously announced, Stryker will host a conference call on Thursday, April 26, 2018 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended March 31, 2018 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide conference ID number 1797708 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investors page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Thursday, April 26, 2018, until 11:59 p.m., Eastern Time, on Thursday, May 3, 2018. To hear this recording, you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 1797708.
Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The Company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.
For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION For the Three Months March 31 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONSOLIDATED STATEMENTS OF EARNINGS
	Three Months
	2018	2017	% Change
Net sales	$3,241	$2,955	9.7%
Cost of sales	1,104	991	11.4
Gross profit	$2,137	$1,964	8.8%
% of sales	65.9%	66.5%
Research, development and engineering expenses	204	192	6.3
Selling, general and administrative expenses	1,236	1,102	12.2
Recall charges	4	26	(84.6)
Amortization of intangible assets	102	88	15.9
Total operating expenses	$1,546	$1,408	9.8%
Operating income	$591	$556	6.3%
% of sales	18.2%	18.8%
Other income (expense), net	(49)	(57)	(14.0)
Earnings before income taxes	$542	$499	8.6%
Income taxes	99	55	80.0
Net earnings	$443	$444	(0.2)%
Net earnings per share of common stock:
Basic	$1.18	$1.19	(0.8)%
Diluted	$1.16	$1.17	(0.9)%
Weighted-average shares outstanding - in millions:
Basic	374.0	373.4
Diluted	380.7	379.3
CONDENSED BALANCE SHEETS

	March 31	December 31
	2018	2017
Assets
Cash and cash equivalents	$2,179	$2,542
Marketable securities	276	251
Accounts receivable, net	2,108	2,198
Inventories	2,664	2,465
Prepaid expenses and other current assets	624	537
Total current assets	$7,851	$7,993
Property, plant and equipment, net	2,054	1,975
Goodwill and other intangibles, net	11,412	10,645
Other noncurrent assets	816	1,584
Total assets	$22,133	$22,197
Liabilities and shareholders' equity
Current liabilities	$4,800	$3,485
Long-term debt, excluding current maturities	5,920	6,590
Income taxes	1,278	1,261
Other noncurrent liabilities	912	881
Shareholders' equity	9,223	9,980
Total liabilities and shareholders' equity	$22,133	$22,197
CONDENSED STATEMENTS OF CASH FLOWS

	Three Months
	2018	2017
Operating activities
Net earnings	$443	$444
Depreciation	74	62
Amortization of intangible assets	102	88
Changes in operating assets and liabilities and other, net	(322)	(443)
Net cash provided by operating activities	$297	$151
Investing activities
Acquisitions, net of cash acquired	$(704)	$(9)
Change in marketable securities, net	(24)	2
Purchases of property, plant and equipment	(121)	(139)
Net cash used in investing activities	$(849)	$(146)
Financing activities
Borrowings/repayments of debt, net	$694	$304
Dividends paid	(176)	(159)
Repurchases of common stock	(300)	(230)
Other financing, net	(73)	(52)
Net cash provided by (used in) financing activities	$145	$(137)
Effect of exchange rate changes on cash and cash equivalents	44	29
Change in cash and cash equivalents	$(363)	$(103)

STRYKER CORPORATION For the Three Months March 31 (Unaudited - Millions of Dollars) CONDENSED SALES ANALYSIS

	Three Months
			Percentage Change	Percentage Change Excluding ASC 606 Impact(1)
	2018	2017	As Reported	Excluding ASC 606 Impact(1)	Constant Currency
Geographic:
United States	$2,314	$2,164	6.9%	8.3%	8.3%
International	927	791	17.2	17.4	8.0
Total	$3,241	$2,955	9.7%	10.7%	8.2%
Segment:
Orthopaedics	$1,216	$1,135	7.1%	7.7%	4.7%
MedSurg	1,427	1,305	9.3	11.1	9.1
Neurotechnology and Spine	598	515	16.1	16.7	13.5
Total	$3,241	$2,955	9.7%	10.7%	8.2%
SUPPLEMENTAL SALES GROWTH ANALYSIS

	Three Months
					Percentage Change Excluding ASC 606 Impact(1)
			Percentage Change				International
	2018	2017	As Reported	Excluding ASC 606 Impact(1)	Constant Currency	United States	Excluding ASC 606 Impact(1)	Constant Currency
Orthopaedics:
Knees	$419	$391	7.2%	7.4%	5.0%	5.5%	12.5%	3.7%
Hips	331	320	3.4	3.8	0.7	0.9	8.7	0.4
Trauma and Extremities	389	352	10.5	11.5	7.6	9.0	16.0	5.3
Other	77	72	6.9	8.1	6.7	11.9	(6.1)	(12.2)
	$1,216	$1,135	7.1%	7.7%	4.7%	5.8%	11.7%	2.6%
MedSurg:
Instruments	$412	$394	4.6%	6.2%	4.1%	4.7%	11.4%	2.3%
Endoscopy	444	373	19.0	20.7	18.7	21.4	18.3	9.5
Medical	511	475	7.6	9.2	7.2	4.8	24.3	14.8
Sustainability	60	63	(4.8)	(1.6)	(1.6)	(1.7)	10.0	5.0
	$1,427	$1,305	9.3%	11.1%	9.1%	9.1%	18.4%	9.3%
Neurotechnology and Spine:
Neurotechnology	$410	$331	23.9%	24.6%	20.8%	20.0%	33.1%	22.3%
Spine	188	184	2.2	2.5	0.3	(1.9)	16.9	7.1
	$598	$515	16.1%	16.7%	13.5%	11.3%	28.8%	18.2%
Total	$3,241	$2,955	9.7%	10.7%	8.2%	8.3%	17.4%	8.0%
SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth excluding the impact of the adoption of ASC 606; percentage sales growth in constant currency; percentage sales growth in constant currency and excluding the impact of the adoption of ASC 606; percentage organic sales growth; adjusted gross profit; cost of sales excluding specified items; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and the impact of the adoption of ASC 606, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

STRYKER CORPORATION
For the Three Months March 31
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Three Months 2018	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,137	$1,236	$102	$591	$443	18.3%	$1.16
% Net sales	65.9%	38.1%	3.1%	18.2%	13.7%
Acquisition and integration-related charges: (a)
Inventory stepped-up to fair value	6	—	—	6	4	0.2	0.01
Other acquisition and integration-related	—	(11)	—	11	9	—	0.02
Amortization of purchased intangible assets	—	—	(102)	102	83	0.4	0.22
Restructuring-related and other charges (b)	5	(58)	—	63	50	0.5	0.13
European Medical Devices Regulation (c)	1	—	—	1	1	—	—
Rejuvenate and other recall-related matters (d)	—	—	—	4	3	0.1	0.01
Regulatory and legal matters (e)	—	(32)	—	32	24	0.5	0.07
Tax Matters (f)	—	—	—	—	21	(3.9)	0.06
Adjusted	$2,149	$1,135	$—	$810	$638	16.1%	$1.68
% Net sales	66.3%	35.0%	—%	25.0%	19.7%

Three Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,964	$1,102	$88	$556	$444	11.1%	$1.17
% Net sales	66.5%	37.3%	3.0%	18.8%	15.0%
Acquisition and integration-related charges: (a)
Inventory stepped-up to fair value	(1)	—	—	(1)	—	(0.2)	—
Other acquisition and integration-related	—	(10)	—	10	7	0.3	0.02
Amortization of purchased intangible assets	—	—	(88)	88	61	2.9	0.16
Restructuring-related and other charges (b)	5	(33)	—	38	27	1.0	0.07
Rejuvenate and other recall-related matters (d)	—	—	—	26	21	0.2	0.06
Adjusted	$1,968	$1,059	$—	$717	$560	15.3%	$1.48
% Net sales	66.6%	35.8%	—%	24.3%	19.0%

STRYKER CORPORATION For the Three Months June 30 and Full Year December 31, 2018 Reconciliation of Expected Net Earnings Per Diluted Share to Expected Adjusted Net Earnings per Diluted Share
	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.24	$1.34	$5.35	$5.60
Acquisition and integration-related charges: (a)	0.08	0.07	0.27	0.23
Amortization of purchased intangible assets	0.25	0.24	0.96	0.94
Restructuring-related and other charges (b)	0.10	0.08	0.36	0.31
European Medical Devices Regulation (c)	0.02	0.01	0.08	0.03
Rejuvenate and other recall-related matters (d)	0.01	0.01	0.03	0.01
Regulatory and legal matters (e)	—	—	0.07	0.07
Tax Matters (f)	—	—	0.06	0.06
Expected - Adjusted	$1.70	$1.75	$7.18	$7.25

Expected effective tax rate	17.0%	16.0%	17.0%	16.0%
Expected weighted average diluted shares outstanding	380.5		381.4

(a)	Charges represent certain acquisition and integration related costs associated with acquisitions.
(b)	Charges represent the costs associated with certain restructuring-related charges associated with workforce reductions and other restructuring-related activities.
(c)
Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the European Union's regulation for medical devices.

(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate recall and other recall-related matters.
(e)	Charges represent our best estimate of the minimum of the range of probable loss to resolve certain regulatory matters and other legal settlements.
(f)	Charges represent the accounting impact of certain significant and discrete tax items.